As filed with the U.S. Securities and Exchange Commission on May 22, 2013
Registration No. 333-
333-123933
333-114375

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT
TO REGISTRATION STATEMENTS
No. 333-123933 and No. 333-114375
UNDER
THE SECURITIES ACT OF 1933

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3177549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA 95050
(Address of principal executive offices) (Zip code)

2012 Employee Stock Purchase Plan
1998 Employee Stock Purchase Plan
(Full title of the plans)
David M. Shannon
Executive Vice President, General Counsel and Secretary
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050
(408) 486-2000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Eric C. Jensen, Esq.
COOLEY LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)(3)(4)	Proposed Maximum Offering Price Per Share (5)	Proposed Maximum Aggregate Offering Price (5)	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,606,514 shares	$14.565	$125,353,876	$17,098.27
Registration Fee Offset (6)				$(8,843.00)
Total				$8,255.27

(1)
This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 2 to the Registrant’s registration statement on Form S-8 (File No. 333-123933) as filed with the Securities and Exchange Commission on April 8, 2005 (the “April 2005 Registration Statement”); and (c) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-114375) as filed with the Securities and Exchange Commission on April 9, 2004 (the “April 2004 Registration Statement” and with the April 2005 Registration Statement, the “Prior Registration Statements”).

(2)
On May 17, 2012, the Registrant’s stockholders approved the 2012 Employee Stock Purchase Plan (the “2012 ESPP”) and authorized for issuance thereunder (i) 32,000,000 newly registered shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) up to 23,432,333 shares of Common Stock previously registered under the 1998 Employee Stock Purchase Plan (the “1998 ESPP”), including shares that would otherwise remain available for future offerings under the 1998 ESPP and shares subject to outstanding purchase rights granted under the 1998 ESPP that would otherwise have returned to the 1998 ESPP (such as upon the cancellation or expiration of an outstanding purchase right), as such shares become available from time to time (the “1998 ESPP Shares”). The Registrant filed a registration statement on Form S-8 (File No. 333-181625) on May 23, 2012 (the “May 2012 Registration Statement”) to register 32,000,000 shares of Common Stock, issuable under the 2012 ESPP. The Registrant also filed a registration statement and post-effective amendments on Form S-8 (File No. 333-185036) on November 19, 2012 (the “November 2012 Registration Statement”) to indicate that the Registrant had moved 12,129,302 of the 1998 ESPP Shares, previously registered under the April 2005 Registration Statement and the Registrant’s registration statement on Form S-8 (File No. 333-132493), as filed with the Securities and Exchange Commission on March 16, 2006, to the 2012 ESPP and had allocated those shares for issuance under the 2012 ESPP. The Registrant is filing these post-effective amendments on Form S-8 solely to indicate that the Registrant is moving an additional 8,606,514 of the 1998 ESPP Shares, previously registered under the Prior Registration Statements, to the 2012 ESPP. This filing is also a new registration statement on Form S-8 with respect to the 2012 ESPP indicating that 8,606,514 of the 1998 ESPP Shares, previously registered under the Prior Registration Statements, are being moved to this Form S-8 and allocated for issuance under the 2012 ESPP.

(3)
Following the filing of this registration statement, there will be an aggregate of 52,735,816 shares of Common Stock registered and authorized for issuance pursuant to the 2012 ESPP, consisting of: (a) the 32,000,000 shares of Common Stock registered under the May 2012 Registration Statement, (b) the 12,129,302 shares of Common Stock registered under the November 2012 Registration Statement and (c) the 8,606,514 shares of Common Stock registered hereunder, which were originally registered on the Prior Registration Statements.

(4)
Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of Common Stock that become issuable under the 2012 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(5)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 15, 2013 as reported on the NASDAQ Global Select Market.

(6)
In accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 90 under Section G, “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporations Finance and the Securities and Exchange Commission, the filing fees paid in connection with the registration of 8,606,514 of the shares of Common Stock under the Prior Registration Statements are being carried forward to this filing as set forth below:

Date Registration Statement Filed	Registration Statement Number	Plan Under Which Shares Registered	Total Shares Originally Registered (A)	Number of Shares Carried Over (A)	Maximum Offering Price per Share Paid On Shares Carried Over (A)(B)	Proposed Maximum Aggregate Offering Price For Shares Carried Over	Amount of Registration Fee Paid for Shares Carried Over
April 8, 2005	333-123933	1998 Employee Stock Purchase Plan	10,655,106	8,271,256	$7.7233	$63,881,667	$7,518.00
April 9, 2004	333-114375	1998 Employee Stock Purchase Plan	10,555,386	335,258	$8.9183	$2,989,943	$1,325.00
Total			21,210,492	8,606,514			$8,843.00

(A)
The share and price numbers have been adjusted to reflect a two-for-one forward split of the Registrant’s common stock effective April 6, 2006 and a three-for-two forward split of the Registrant’s common stock effective September 10, 2007.

(B)
Estimated solely for the purpose of calculating the registration fee. Such estimate was computed in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low price of the Registrant’s common stock (i) as reported on the NASDAQ National Market on April 4, 2005, with respect to shares carried over from the April 2005 Registration Statement, and (ii) as reported on the NASDAQ National Market on April 5, 2004, with respect to shares carried over from the April 2004 Registration Statement.

EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1

EXPLANATORY NOTE

On May 17, 2012, NVIDIA Corporation’s (the “Company” or the “Registrant”) stockholders approved the creation of the 2012 Employee Stock Purchase Plan (the “2012 ESPP”) and authorized for issuance thereunder (i) 32,000,000 newly registered shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) up to 23,432,333 shares of Common Stock previously registered under the 1998 Employee Stock Purchase Plan (the “1998 ESPP”), including shares that would otherwise remain available for future offerings under the 1998 ESPP and shares subject to outstanding purchase rights granted under the 1998 ESPP that would otherwise have returned to the 1998 ESPP (such as upon the cancellation or expiration of an outstanding purchase right), as such shares become available from time to time (the “1998 ESPP Shares”). The Registrant filed a registration statement on Form S-8 (File No. 333-181625) on May 23, 2012 (the “May 2012 Registration Statement”) to register 32,000,000 shares of Common Stock, issuable under the 2012 ESPP. The Registrant also filed a registration statement and post-effective amendments on Form S-8 (File No. 333-185036) on November 19. 2012 (the “November 2012 Registration Statement”) to indicate that the Registrant had moved 12,129,302 of the 1998 ESPP Shares, previously registered under the April 2005 Registration Statement (as defined in footnote 1 to the Calculation of Registration Fee section above) and the Registrant’s registration statement on Form S-8 (File No. 333-132493), as filed with the Securities and Exchange Commission on March 16, 2006, to the 2012 ESPP and had allocated those shares for issuance under the 2012 ESPP. The Registrant is filing these post-effective amendments on Form S-8 solely to indicate that the Registrant is moving an additional 8,606,514 of the 1998 ESPP Shares, previously registered under the Prior Registration Statements (as defined in footnote 1 to the Calculation of Registration Fee section above), to the 2012 ESPP. This filing is also a new registration statement on Form S-8 with respect to the 2012 ESPP indicating that 8,606,514 of the 1998 ESPP Shares, previously registered under the Prior Registration Statements, are being moved to this Form S-8 and allocated for issuance under the 2012 ESPP.
Further, in accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 90 under Section G, “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporations Finance and the Securities and Exchange Commission, the filing fees paid in connection with the registration of 8,606,514 of the shares of Common Stock under the Prior Registration Statements are being carried forward to this filing as described in the Calculation of Registration Fee section above.
Following the filing of this registration statement, there will be an aggregate of 52,735,816 shares of Common Stock registered and authorized for issuance pursuant to the 2012 ESPP, consisting of: (a) the 32,000,000 shares of Common Stock registered under the May 2012 Registration Statement, (b) the 12,129,302 shares of Common Stock registered under the November 2012 Registration Statement and (c) the 8,606,514 shares of Common Stock registered hereunder, which were originally registered on the Prior Registration Statements.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the 2012 Employee Stock Purchase Plan of NVIDIA Corporation (the “Company”) pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.     Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Company’s 2012 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:
(a)The Company’s Annual Report on Form 10‑K (File No. 000-23985) for the fiscal year ended January 27, 2013 filed with the SEC on March 12, 2013;
(b)The Company’s Quarterly Report on Form 10-Q (File No. 000-23985) for the fiscal quarter ended April 28, 2013 filed with the SEC on May 22, 2013;
(c)The Company’s Current Reports on Form 8-K (File No. 000-23985) filed with the SEC on March 5, 2013, April 2, 2013, May 14, 2013 and May 21, 2013; and
(d)The description of the Company’s common stock which is contained in the Company’s Registration Statement on Form 8-A (File No. 000-23985) filed with the SEC on January 12, 1999 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any other amendment or report filed for the purpose of updating such description.
All documents filed by the Company (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.     Description of Securities.

Not applicable.
Item 5.     Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.
Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. The Company’s Bylaws, as amended and restated on May 23, 2011, require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law.

The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.
In addition, the Company’s Amended and Restated Certificate of Incorporation provides that its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.

Exhibit No.	Exhibit Description	Schedule /Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of NVIDIA Corporation	S-8	333-74905	4.1	March 23, 1999
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-Q	000-23985	3.1	August 21, 2008
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	000-23985	3.1	May 24, 2011
4.4	Bylaws of NVIDIA Corporation, Amended and Restated as of May 23, 2011	8-K	000-23985	3.2	May 24, 2011
4.5	Specimen Stock Certificate	S-1/A	333-47495	4.2	April 24, 1998
5.1*	Opinion of Cooley LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	2012 Employee Stock Purchase Plan	10-Q	000-23985	10.6	May 23, 2012

*  Filed herewith.

Item 9.    Undertakings

1.	The undersigned registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 22, 2013.
NVIDIA CORPORATION
By: /s/ Jen-Hsun Huang
Jen-Hsun Huang
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Karen Burns, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jen-Hsun Huang Jen-Hsun Huang	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2013
/s/ Karen Burns Karen Burns	Vice President and Interim Chief Financial Officer (Principal Financial Officer)	May 22, 2013
/s/ Michael J. Byron Michael J. Byron	Vice President of Finance (Principal Accounting Officer)	May 22, 2013
/s/ Robert Burgess Robert Burgess	Director	May 22, 2013
/s/ Tench Coxe Tench Coxe	Director	May 22, 2013

/s/ James C. Gaither James C. Gaither	Director	May 22, 2013
/s/ Harvey C. Jones Harvey C. Jones	Director	May 22, 2013
/s/ William J. Miller William J. Miller	Director	May 22, 2013
/s/ Mark L. Perry Mark L. Perry	Director	May 22, 2013
/s/ A. Brooke Seawell A. Brooke Seawell	Director	May 22, 2013
/s/ Mark Stevens Mark Stevens	Director	May 22, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Schedule /Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of NVIDIA Corporation	S-8	333-74905	4.1	March 23, 1999
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-Q	000-23985	3.1	August 21, 2008
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	000-23985	3.1	May 24, 2011
4.4	Bylaws of NVIDIA Corporation, Amended and Restated as of May 23, 2011	8-K	000-23985	3.2	May 24, 2011
4.5	Specimen Stock Certificate	S-1/A	333-47495	4.2	April 24, 1998
5.1*	Opinion of Cooley LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	2012 Employee Stock Purchase Plan	10-Q	000-23985	10.6	May 23, 2012

*  Filed herewith.